Exhibit 99.1

Portland General Electric One World Trade Center 121 S.W. Salmon Street Portland, Oregon 97204 News Release

July 26, 2024

Media Contact:	Investor Contact:
Sarah Hamaker	Nick White
Corporate Communications	Investor Relations
Phone: 435-513-0799	Phone: 503-464-8073

Portland General Electric Announces Second Quarter 2024 Results
•Second quarter results reflect continued focus on execution and cost management, semiconductor manufacturing and data center demand growth, and solid power cost performance
•Reaffirming 2024 adjusted earnings guidance of $2.98 to $3.18 per diluted share

PORTLAND, Ore. -- Portland General Electric Company (NYSE: POR) today reported net income based on generally accepted accounting principles (GAAP) of $72 million, or $0.69 per diluted share, for the second quarter of 2024. This compares with GAAP net income of $39 million, or $0.39 per diluted share, for the second quarter of 2023, which included the $0.05 per diluted share impact from the Boardman revenue requirement settlement charge. After adjusting for the impact of the Boardman revenue requirement charge, second quarter 2023 non-GAAP net income was $44 million, or $0.44 per diluted share.

“Our solid second quarter results underscore the strength of our strategy as we work to position Portland General Electric for long-term value creation in a service territory that’s poised for continued economic growth,” said Maria Pope, PGE President and CEO. “We were pleased to see our system demonstrate strong resilience against the record heat we recently experienced. We remain focused on customer affordability and making thoughtful, high impact investments to harden and modernize our grid as we provide clean and reliable energy to our fellow Oregonians.”

Second Quarter 2024 Compared to Second Quarter 2023
Total revenues increased due to demand growth from semiconductor manufacturing and technology infrastructure customers and recovery of capital, operating and power costs. Total revenues were partially offset by lower residential and commercial usage primarily driven by weather. Purchased power and fuel expense increased due to higher system load, increased prices for purchased power and increased costs for generation. Operating and administrative expenses increased due to higher generation and network maintenance and vegetation management costs. Depreciation and amortization expense and interest expense increased due to ongoing capital investment.

Company Updates
At-the-market Offering Program
In 2023, PGE entered into an equity distribution agreement under which it could sell up to $300 million of its common stock through at-the-market offering programs. In March 2024, the Company issued shares pursuant to the agreements and received net proceeds of $78 million. In the second quarter of 2024, PGE entered into additional forward sale agreements with counterparties, exhausting the $300 million facility. As of June 30, 2024, these additional agreements were outstanding.

On July 26, 2024, PGE registered a new $400 million at-the-market offering program. Any proceeds from the issuances of common stock will be used for general corporate purposes and investments in renewables and non-emitting dispatchable capacity.

Transmission Progress
PGE is implementing upgrades to existing transmission resources and working with partners to upgrade and expand transmission capacity in our service territory, adjacent areas and our broader region. In May 2024, PGE signed a non-binding memorandum of understanding with Grid United and ALLETE, Inc. in the development of the North Plains Connector, a transmission line to be constructed with endpoints near Bismarck, North Dakota and Colstrip, Montana. These transmission projects, among others, are intended to alleviate congestion, improve regional adequacy and reliability, enable decarbonization, and support growing customer demand.
PGE ranked No. 1 utility for customer experience
In June 2024, PGE received the top national spot for utilities in the 2024 Forrester Customer Experience Index. PGE continues to prioritize growing customer needs and improving system reliability and resilience in order to serve customers with safe, reliable and affordable energy.
Quarterly Dividend
As previously announced, on July 19, 2024, the board of directors of Portland General Electric Company approved a quarterly common stock dividend of $0.50 per share. The quarterly dividend is payable on or before October 15, 2024 to shareholders of record at the close of business on September 24, 2024.

2024 Earnings Guidance
PGE is reaffirming its estimate for full-year 2024 adjusted earnings guidance of $2.98 to $3.18 per diluted share based on the following assumptions:
•Exclusion of the impacts of the January 2024 winter storm, including non-deferrable Reliability Contingency Event (RCE) costs and non-deferred incremental storm restoration costs;
•An increase in energy deliveries of 2% to 3%, weather adjusted;
•Normal temperatures in its utility service territory;
•Hydro conditions for the year that reflect current estimates;
•Wind generation based on five years of historical levels or forecast studies when historical data is not available;
•Normal thermal plant operations;
•Operating and maintenance expense between $800 million and $825 million which includes approximately $150 million of wildfire, vegetation management, deferral amortization and other expenses that are offset in other income statement lines;
•Depreciation and amortization expense between $475 million and $525 million;
•Effective tax rate of 10% to 15%;
•Cash from operations of $700 to $800 million;
•Capital expenditures of $1,340 million; and
•Average construction work in progress balance of $740 million.

Second Quarter 2024 Earnings Call and Webcast — July 26, 2024
PGE will host a conference call with financial analysts and investors on Friday, July 26, 2024, at 11 a.m. ET. The conference call will be webcast live on the PGE website at investors.portlandgeneral.com. A webcast replay will also be available on PGE’s investor website "Events & Presentations" page beginning at 2 p.m. ET on July 26, 2024.

Maria Pope, President and CEO; Joe Trpik, Senior Vice President of Finance and CFO; and Nick White, Manager of Investor Relations, will participate in the call. Management will respond to questions following formal comments.

The attached unaudited condensed consolidated statements of income and comprehensive income, balance sheets and statements of cash flows, as well as the supplemental operating statistics, are an integral part of this earnings release.

Non-GAAP Financial Measures

This press release contains certain non-GAAP measures, such as adjusted earnings, adjusted EPS and adjusted earnings guidance. These non-GAAP financial measures exclude significant items that are generally not related to our ongoing business activities, are infrequent in nature, or both. PGE believes that excluding the effects of these items provides a meaningful representation of the Company’s comparative earnings per share and enables investors to evaluate the Company’s ongoing operating financial performance. Management utilizes non-GAAP measures to assess the Company’s current and forecasted performance, and for communications with shareholders, analysts and investors. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP.

Items in the periods presented, which PGE believes impact the comparability of comparative earnings and do not represent ongoing operating financial performance, include the following:

•Quarter ended June 30, 2023: Boardman revenue requirement settlement charge associated with the year ended 2020, resulting from the OPUC’s 2022 GRC Final Order

Due to the forward-looking nature of PGE’s non-GAAP adjusted earnings guidance, and the inherently unpredictable nature of items and events which could lead to the recognition of non-GAAP adjustments (such as, but not limited to, regulatory disallowances or extreme weather events), management is unable to estimate the occurrence or value of specific items requiring adjustment for future periods, which could potentially impact the Company’s GAAP earnings. Therefore, management cannot provide a reconciliation of non-GAAP adjusted earnings per share guidance to the most comparable GAAP financial measure without unreasonable effort. For the same reasons, management is unable to address the probable significance of unavailable information.

PGE’s reconciliation of non-GAAP earnings for the quarter ended June 30, 2023 are below.

Non-GAAP Earnings Reconciliation for the quarter ended June 30, 2023

(Dollars in millions, except EPS)	Net Income	Diluted EPS
GAAP as reported for the quarter ended June 30, 2023	$39	$0.39
Exclusion of Boardman revenue requirement settlement charge	7	0.07
Tax effect (1)	(2)	(0.02)
Non-GAAP as reported for the quarter ended June 30, 2023	$44	$0.44
(1) Tax effects were determined based on the Company’s full-year blended federal and state statutory rate.

# # #

About Portland General Electric Company
Portland General Electric (NYSE: POR) is an integrated energy company that generates, transmits and distributes electricity to over 930,000 customers with a service area population of approximately 1.9 million Oregonians. For more than 130 years, Portland General Electric (PGE) has been powering social progress, delivering safe, affordable, reliable and increasingly clean electricity while working to transform energy systems to meet evolving customer needs. PGE customers have set the standard for prioritizing clean energy with the No. 1 voluntary renewable energy program in the country. PGE is committed to reducing emissions from its retail power supply by 80% by 2030 and 100% by 2040. PGE is recognized by the Bloomberg Gender-Equality Index for the company's commitment to creating a more equal, inclusive workplace. In 2023, PGE employees, retirees and the PGE Foundation donated nearly $4.6 million and volunteered over 23,000 volunteer hours to more than 400 nonprofit organizations. For more information visit www.PortlandGeneral.com/news.

Safe Harbor Statement
Statements in this press release that relate to future plans, objectives, expectations, performance, events and the like may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent our estimates and assumptions as of the date of this report. The Company assumes no obligation to update or revise any forward-looking statement as a result of new information, future events or other factors.

Forward-looking statements include statements regarding the Company's full-year earnings guidance (including assumptions and expectations regarding annual retail deliveries, average hydro conditions, wind generation, normal thermal plant operations, operating and maintenance expense and depreciation and amortization expense) as well as other statements containing words such as "anticipates," "assumptions," "based on," "believes," "conditioned upon," "considers," "could," "estimates," "expects," "forecast," "goals," "intends," "needs," "plans," "predicts," "projects," "promises," "seeks," "should," "subject to," "targets," "will continue," "will likely result," or similar expressions.

Investors are cautioned that any such forward-looking statements are subject to risks and uncertainties, including, without limitation: the timing or outcome of various legal and regulatory actions; changing customer expectations and choices that may reduce demand for electricity; the sale of excess energy during periods of low demand or low wholesale market prices; operational risks relating to the Company's generation and battery storage facilities, including hydro conditions, wind conditions, disruption of transmission and distribution, disruption of fuel supply, and unscheduled plant outages, which may result in unanticipated operating, maintenance and repair costs, as well as replacement power costs; delays in the supply chain and increased supply costs (including application of tariffs impacting solar module imports), failure to complete capital projects on schedule or within budget, failure of counterparties to perform under agreement, or the abandonment of capital projects, which could result in the Company's inability to recover project costs, or impact our competitive position, market share, revenues and project margins in material ways; default or nonperformance of counterparties from whom PGE purchases capacity or energy, which require the purchase of replacement power and renewable attributes at increased costs; complications arising from PGE’s jointly-owned plant, including ownership changes, regulatory outcomes or operational failures; the costs of compliance with environmental laws and regulations, including those that govern emissions from thermal power plants; changes in weather, hydroelectric and energy market conditions, which could affect the availability, cost and required collateral for purchased power and fuel; changes in capital and credit market conditions, including volatility of equity markets as well as changes in PGE’s credit ratings and outlook on such credit ratings, reductions in demand for investment-grade commercial paper or interest rates, which could affect the access to and availability or cost of capital and result in delay or cancellation of capital projects or execution of the Company’s strategic plan as currently envisioned; general economic and financial market conditions, including inflation; the effects of climate change, whether global or local in nature; unseasonable or severe weather conditions, wildfires, and other natural phenomena and natural disasters that could result in operational disruptions, unanticipated restoration costs, third party liability or that may affect energy costs or consumption; the effectiveness of PGE’s risk management policies and procedures; PGE’s ability to effectively implement Public Safety Power Shutoffs (PSPS) and de-energize its system in the event of heightened wildfire risk; cyber security attacks, data security breaches, physical attacks and security breaches, or other malicious acts, which could disrupt operations, require significant expenditures, or result in claims against the Company; employee workforce factors, including potential strikes, work stoppages, transitions in senior management, and the ability to recruit and retain key employees and other talent and turnover due to macroeconomic trends; widespread health emergencies or outbreaks of infectious diseases such as COVID-19, which may affect our financial position, results of operations and cash flows; failure to achieve the Company’s greenhouse gas emission goals or being perceived to have either failed to act responsibly with respect to the environment or effectively responded to legislative requirements concerning greenhouse gas emission reductions; social attitudes regarding the electric utility and power industries; political and economic conditions; acts of war or terrorism; changes in financial or regulatory accounting principles or policies imposed by governing bodies; changes in effective tax rate; and risks and uncertainties related to generation and transmission projects, including, but not limited to, regulatory processes, transmission capabilities, system interconnections, permitting and construction delays, legislative uncertainty, inflationary impacts, supply costs and supply chain constraints. As a result, actual results may differ materially from those projected in the forward-looking statements.

Risks and uncertainties to which the Company are subject are further discussed in the reports that the Company has filed with the United States Securities and Exchange Commission (SEC). These reports are available through the EDGAR system free-of-charge on the SEC’s website, www.sec.gov and on the Company’s website, investors.portlandgeneral.com. Investors should not rely unduly on any forward-looking statements.

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
AND COMPREHENSIVE INCOME
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues:
Revenues, net	$761	$646	$1,701	$1,391
Alternative revenue programs, net of amortization	(3)	2	(14)	5
Total revenues	758	648	1,687	1,396
Operating expenses:
Purchased power and fuel	275	220	680	524
Generation, transmission and distribution	107	101	206	194
Administrative and other	97	93	192	173
Depreciation and amortization	122	113	243	224
Taxes other than income taxes	41	40	88	83
Total operating expenses	642	567	1,409	1,198
Income from operations	116	81	278	198
Interest expense, net	52	41	103	85
Other income:
Allowance for equity funds used during construction	6	4	11	7
Miscellaneous income, net	9	5	15	17
Other income, net	15	9	26	24
Income before income tax expense	79	49	201	137
Income tax expense	7	10	20	24
Net income	72	39	181	113
Other comprehensive income	—	1	1	1
Net income and Comprehensive income	$72	$40	$182	$114

Weighted-average common shares outstanding (in thousands):
Basic	103,034	97,087	102,167	94,478
Diluted	103,232	97,630	102,338	94,950

Earnings per share:
Earnings per share—basic and diluted	$0.69	$0.39	$1.77	$1.19

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)
(Unaudited)

	June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$6	$5
Accounts receivable, net	385	414
Inventories	117	113
Regulatory assets—current	165	221
Other current assets	175	182
Total current assets	848	935
Electric utility plant, net	9,873	9,546
Regulatory assets—noncurrent	617	492
Nuclear decommissioning trust	33	31
Non-qualified benefit plan trust	36	35
Other noncurrent assets	175	169
Total assets	$11,582	$11,208

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS, continued
(Dollars in millions)
(Unaudited)

	June 30, 2024	December 31, 2023
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$259	$347
Liabilities from price risk management activities—current	142	164
Short-term debt	—	146
Current portion of long-term debt	80	80
Current portion of finance lease obligation	24	20
Accrued expenses and other current liabilities	345	355
Total current liabilities	850	1,112
Long-term debt, net of current portion	4,353	3,905
Regulatory liabilities—noncurrent	1,406	1,398
Deferred income taxes	540	488
Unfunded status of pension and postretirement plans	160	172
Liabilities from price risk management activities—noncurrent	58	75
Asset retirement obligations	274	272
Non-qualified benefit plan liabilities	76	79
Finance lease obligations, net of current portion	283	289
Other noncurrent liabilities	98	99
Total liabilities	8,098	7,889
Commitments and contingencies
Shareholders’ Equity:
Preferred stock, no par value, 30,000,000 shares authorized; none issued and outstanding as of June 30, 2024 and December 31, 2023	—	—
Common stock, no par value, 160,000,000 shares authorized; 103,066,683 and 101,159,609 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	1,833	1,750
Accumulated other comprehensive loss	(4)	(5)
Retained earnings	1,655	1,574
Total shareholders’ equity	3,484	3,319
Total liabilities and shareholders’ equity	$11,582	$11,208

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net income	$181	$113
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	243	224
Deferred income taxes	27	6
Pension and other postretirement benefits	3	3
Allowance for equity funds used during construction	(11)	(7)
Decoupling mechanism deferrals, net of amortization	14	(5)
Regulatory assets	(118)	(10)
Regulatory liabilities	(10)	12
Tax credit sales	13	—
Other non-cash income and expenses, net	39	28
Changes in working capital:
Accounts receivable, net	16	82
Inventories	(4)	(13)
Margin deposits	37	90
Accounts payable and accrued liabilities	(34)	(233)
Margin deposits from wholesale counterparties	—	(135)
Other working capital items, net	6	9
Other, net	(38)	(21)
Net cash provided by operating activities	364	143

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS, continued
(In millions)
(Unaudited)

	Six Months Ended June 30,
	2024	2023
Cash flows from investing activities:
Capital expenditures	$(623)	$(573)
Purchases of Nuclear decommissioning trust securities	(4)	—
Proceeds from sale of properties	—	2
Other, net	(12)	(3)
Net cash used in investing activities	(639)	(574)

Cash flows from financing activities:
Proceeds from issuance of common stock	78	392
Proceeds from issuance of long-term debt	450	100
Payments on long-term debt	—	(260)
Issuance (maturities) of commercial paper, net	(146)	140
Dividends paid	(96)	(84)
Other	(10)	(9)
Net cash provided by financing activities	276	279
Change in cash and cash equivalents	1	(152)
Cash and cash equivalents, beginning of period	5	165
Cash and cash equivalents, end of period	$6	$13

Supplemental cash flow information is as follows:
Cash paid for interest, net of amounts capitalized	$81	$70
Cash paid (received) for income taxes, net	(10)	16

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
SUPPLEMENTAL OPERATING STATISTICS
(Unaudited)

	Six Months Ended June 30,
	2024		2023
Revenues (dollars in millions):
Retail:
Residential	$722	43%	$641	46%
Commercial	446	27	393	28
Industrial	206	12	169	12
Direct Access	15	1	13	1
Subtotal Retail	1,389	83	1,216	87
Alternative revenue programs, net of amortization	(14)	(1)	5	—
Other accrued revenues, net	5	—	(3)	—
Total retail revenues	1,380	82	1,218	87
Wholesale revenues	275	16	150	11
Other operating revenues	32	2	28	2
Total revenues	$1,687	100%	$1,396	100%

Energy deliveries (MWhs in thousands):
Retail:
Residential	3,851	26%	4,057	30%
Commercial	3,176	21	3,252	24
Industrial	2,390	16	2,211	17
Subtotal	9,417	63	9,520	71
Direct access:
Commercial	247	2	283	2
Industrial	847	6	866	6
Subtotal	1,094	8	1,149	8
Total retail energy deliveries	10,511	71	10,669	79
Wholesale energy deliveries	4,283	29	2,849	21
Total energy deliveries	14,794	100%	13,518	100%

Average number of retail customers:
Residential	826,297	88%	814,187	88%
Commercial	113,223	12	112,333	12
Industrial	206	—	195	—
Direct access	505	—	541	—
Total	940,231	100%	927,256	100%

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
SUPPLEMENTAL OPERATING STATISTICS, continued
(Unaudited)

	Six Months Ended June 30,
	2024		2023
Sources of energy (MWhs in thousands):
Generation:
Thermal:
Natural gas	4,669	32%	4,520	35%
Coal	781	5	1,028	8
Total thermal	5,450	37	5,548	43
Hydro	738	5	669	5
Wind	1,538	11	1,083	8
Total generation	7,726	53	7,300	56
Purchased power:
Hydro	3,415	24	2,492	19
Wind	721	5	476	4
Solar	497	3	539	4
Natural Gas	94	1	11	—
Waste, Wood, and Landfill Gas	85	1	81	1
Source not specified	1,846	13	2,023	16
Total purchased power	6,658	47	5,622	44
Total system load	14,384	100%	12,922	100%
Less: wholesale sales	(4,283)		(2,849)
Retail load requirement	10,101		10,073

The following table indicates the number of heating degree-days for the three and six months ended June 30, 2024 and 2023, along with 15-year averages based on weather data provided by the National Weather Service, as measured at Portland International Airport:

	Heating Degree-days			Cooling Degree-days
	2024	2023	Avg.	2024	2023	Avg.

First Quarter	1,755	1,927	1,838	—	—	—
April	310	404	364	—	12	3
May	192	105	178	23	87	26
June	45	45	66	85	96	79
Second Quarter	547	554	608	108	195	108
Year-to-date	2,302	2,481	2,446	108	195	108
(Decrease) increase from the 15-year average	(6)%	1%		—%	81%